UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2010

Law Enforcement Associates Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2609 Discovery Drive Suite 125, Raleigh, NC	27616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-6210

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, the board of directors of Law Enforcement Associates Corporation (the “Company”) formally adopted the 2010 Stock Option Plan (the “Plan”), which Plan had previously been approved by the Company’s shareholders at the Company’s June 16th, 2010, Annual Meeting of Shareholders. Under the terms of the Plan, directors and certain Eligible Employees of the Company and any Subsidiary, which may include the Company’s named executive officers, are eligible to receive qualified incentive stock options and non-qualified stock options (collectively, the “Options”). To date, no officer or director has received any Options under the Plan.

The stated purpose of the Plan is to encourage and enable eligible directors, officers and other Eligible Employees of the Company and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Plan also is designed to assist the Company in attracting and retaining employees and directors, to align the interests of directors, officers, and other full-time employees with those of the shareholders, and to provide additional incentive for employees to whom stock options are granted to perform at levels that will enhance the Company’s financial performance and shareholder value.

The description of the Plan contained herein is a summary and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 10.1 to this report and incorporated by reference herein. Any capitalized terms not herein defined retain the meaning assigned to them under the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2010, the board of directors of the Company approved certain amendments to the Company’s Bylaws, which amendments became effective immediately. Section 2.4 of the Company’s Bylaws was amended to set forth procedures by which a stockholder of the Company can properly introduce any business (e.g., a stockholder proposal) before any meeting of the stockholders of the Company. A stockholder desiring to introduce any business must give notice to the Company at least 120 days in advance of the stockholders meeting, and such notice must set forth various informational items, including a description of the business proposed to be introduced and the reasons for conducting such business. Prior to Section 2.4 being amended, there was no defined process outlined in the Company’s Bylaws for a stockholder to follow that wished to introduce business at any stockholder meeting. These stockholder notice procedures are in addition to any other stockholder notice requirements applicable to the Company pursuant to state and federal law, such as the stockholder proposal procedures outlined in Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

The Company also amended Section 5.1 of the Company’s Bylaws to permit the issuance of uncertificated shares of some or all of the shares of any class of the Company’s stock. Prior to the amendment, the Company, though permitted under Nevada law, was not authorized under its Bylaws to issue shares without certificates. Section 3.9 of the Bylaws was also clarified to provide that a special meeting of the board of directors could be called on two calendars day notice and that such notice could be delivered to the directors electronically. Prior to the amendment, Section 2.4 was silent on whether the two days notice was intended to be two calendar days or two business days notice and electronic delivery of the notice was not permitted. Lastly, various sections of the Bylaws were altered to make them gender neutral, as well as correct non-material grammatical and format issues.

The above description of the amended Bylaws is qualified in its entirety by reference to the amended Bylaws, attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Bylaws of Law Enforcement Associates Corporation, as amended through November 10, 2010

10.1	2010 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By:	/s/ Paul Briggs
Paul Briggs
President and Chief Executive Officer

Dated: November 15, 2010